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                                                                    Exhibit 32.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
     CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      Each of the undersigned Chief Executive Officer and Chief Financial Officer of Emageon Inc. hereby individually certifies that the Quarterly Report on Form 10-Q/A of the Company for the quarter ended March 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Emageon Inc.

      In witness whereof, each of the undersigned has executed and delivered this Certification on this 23rd day of May, 2005.

/s/ Charles A. Jett, Jr.                  /s/ W. Randall Pittman
-------------------------------           --------------------------------------
Charles A. Jett, Jr.                      W. Randall Pittman
Chief Executive Officer                   Chief Financial Officer and Treasurer
(Principal Executive Officer)             (Principal Financial Officer)